SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 14, 2005

(Date of earliest event reported)

THE NAUTILUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE NAUTILUS GROUP, INC.

FORM 8-K

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 14, 2005, The Nautilus Group, Inc. (the “Company”) amended its Articles of Incorporation to change its name to Nautilus, Inc. The amendment was effected through the filing of Articles of Merger with the Secretary of State of the State of Washington pursuant to Section 23B.11.050 of the Revised Code of Washington (“RCW”). Pursuant to the merger, Nautilus, Inc, a wholly-owned subsidiary of the Company, was merged with and into the Company such that the Company is the surviving corporation but with its name changed to that of the merging subsidiary. A copy of the Articles of Merger is attached hereto as Exhibit 3.1.

Other than the name change indicated above, the Articles of Incorporation and Bylaws of the Company, in effect at the effective time of the merger, remain the Articles of Incorporation and Bylaws of the Company as the surviving corporation. Additionally, the directors and officers of the Company, in office at the time of the merger, remain the directors and officers of the Company after the merger.

Shareholder approval of the merger and name change was not required pursuant to RCW Sections 23B.11.040 and 23B.10.020.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
3.1	Articles of Merger amending the Articles of Incorporation of the Company

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAUTILUS GROUP, INC.
(Registrant)

March 14, 2005	By:	/s/ Rod W. Rice
(Date)		Rod W. Rice, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Merger amending the Articles of Incorporation of the Company